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                                                                   EXHIBIT 10.21

                            CROSS-LICENSE AGREEMENT

        This Cross-License Agreement (the "Agreement") is made and entered into as of July 24, 1995, between Simplex Solutions, Inc. ("Simplex"), a California corporation with principal offices at 2540 N. First Street, Suite 302, San Jose, CA 95131 ("Simplex"), and Chris Terman, an individual with a principal address at 60 Cedar Street, Newton Centre, MA 02159 ("Terman").

                                     RECITAL

        A. The parties wish to enter into a cross-license arrangement pursuant to which each party will grant to the other party certain rights with respect to proprietary technologies of the granting party.

        NOW THEREFORE, the parties agree as follows:

        1. Definitions.

               (a) "Documentation" shall mean the documentation and supporting materials in hard copy form relating to a party's Licensed Technology hereunder.

               (b) "Source Code" means the human readable embodiment of a product's computer code, which implements specific algorithms from which the product is derived, whether such embodiment is fixed on paper or magnetic medium, in electronic impulses, or any other medium of expression from which it can be perceived, copied, or communicated.

               (c) "Object Code" means the computer executable embodiment of a product's computer code, which is derived from the Source Code by a process normally referred to as compilation or any other process that translates the Source Code or some intermediate code derived from the Source Code into a form that can be understood and acted upon by a computer, regardless of the medium in which such code is fixed or embodied.

               (d) "Simplex Programs" shall mean the commercially released versions of Simplex's [*] software programs.

               (e) "Terman Code" shall mean the proprietary Source Code modules identified on Exhibit A attached hereto.

               (f) "Simplex Licensed Technology" shall mean the Simplex Programs and their associated Documentation.

               (g) "Terman Licensed Technology" shall mean the Terman Code and its associated Documentation, as each exists on the date of this Agreement.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the
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        2. License Grants.

               (a) Simplex License Grants. Simplex hereby grants to Terman under Simplex's intellectual property rights in the Simplex Licensed Technology, and Terman accepts, a worldwide, nonexclusive, perpetual, fully paid-up license to use the Simplex Software.

               (b) Terman License Grants. Terman hereby grants to Simplex under Terman's intellectual property rights in the Terman Licensed Technology, and Simplex accepts, a worldwide, nonexclusive, perpetual, fully paid-up license, with right of sublicense, to use, modify, reproduce, sell or otherwise distribute the Terman Licensed Technology, and to prepare, use, reproduce, sell or otherwise directly or indirectly distribute derivative works based thereon.

               (c) License Restrictions. Neither party will use, modify, adapt, prepare derivative works of, reproduce, disclose, distribute or sublicense the other party's Licensed Technology in any circumstances or manner except as expressly authorized herein or as expressly agreed to in writing by the licensing party.

        3. Proprietary Notices. All copyright or trademark notices placed on a party's Licensed Technology by the licensing party must be reproduced and included with any copy of any portion of such Licensed Technology.

        4. Technology Transfer. Upon execution of this Agreement, Terman shall deliver to Simplex one complete copy of the Terman Licensed Technology. Within thirty (30) days after the first commercial sale of a Simplex Program, Simplex shall deliver to Terman one complete copy of the Simplex Licensed Technology associated with such commercially released Simplex Program. Terman shall deliver the Terman Licensed Technology via internet wire transfer.

        5. Ownership and Future Provisions.

               (a) Ownership Representation. Each party hereto represents and warrants, and the other party hereby acknowledges, that it has sufficient right, title and interest in and to the technology ostensibly being licensed by it to the other party hereunder to give full force and effect to the license grants set forth in Section 2 above.

               (b) Ownership Covenant. Subject to the licenses granted to Terman herein, the Simplex Licensed Technology and all intellectual property rights associated therewith are and shall remain the exclusive property of Simplex. As between the parties hereto and subject to the licenses granted to Simplex herein, the Terman Licensed Technology and all intellectual property rights associated therewith are and shall remain the exclusive property of Terman and Simplex shall own all rights, title and interest in all improvements of, modifications to or derivative works based on the Terman Licensed Technology made by or for Simplex.

               (c) Upgrades and Updates. Simplex and Terman may in their discretion provide limited enhancements of their respective Licensed Technology to each other during the term of this Agreement, but no obligation to do so shall be created hereunder. The parties acknowledge and agree that Terman and Simplex have entered into or are contemplating entering


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into a consulting arrangement whereby Terman would provide certain programming services to Simplex in connection with the Terman Licensed Technology.

        6. Support Obligations. Each party's Licensed Technology is provided "AS IS" with reasonable maintenance or support services available.

        7. Term and Termination.

               (a) Term. This Agreement and the licenses granted herein shall be effective from the date of this Agreement and shall continue in perpetuity, unless earlier terminated pursuant to the mutual written consent of the parties or otherwise in accordance with the terms of this Section 7.

               (b) Termination for Breach. Notwithstanding the terms of subsection (a) above, this Agreement may be terminated by one party if the other party materially fails to perform or comply with this Agreement or any provision hereof. Termination shall be effective thirty (30) days after delivery of notice of termination to the defaulting party if the default(s) have not been cured within such thirty (30) day period.

               (c) Survival and Return of Materials.

                    (i) General. The rights and obligations of the parties contained in Section 5(b) (Ownership Covenant), Section 8 (Confidentiality),
Section 10 (Disclaimer of Warranties) and Section 11 (Limitation of Liability) shall survive the termination of this Agreement.

                    (ii) Return. Upon the termination of this Agreement, each party shall return to the other party or destroy, at such other party's sole discretion, all copies of the other party's Licensed Technology.

        8. Confidentiality.

               (a) Obligation of Confidentiality. Each party represents and covenants, unless otherwise agreed to by the other party in writing, that it will, for a period of five (5) years after receipt of confidential information, keep confidential and will not divulge or publish to any other person or entity, or use for its own benefit any technical, marketing or other business information of the other party acquired by it in the course of its performance of this Agreement except as is necessary in the performance of or expressly permitted by this Agreement, provided that the disclosing party has designated in writing or reduced oral disclosure to writing within thirty (30) days of oral disclosure to the receiving party that such information constitutes confidential proprietary information or a trade secret of the disclosing party. The information protected by this section shall in all cases include but not be limited to the Licensed Technology made available by one party by the other party hereto.

               (b) Exclusions to Confidentiality. This Section shall impose no obligation upon the receiving party with respect to any proprietary information which (i) is now or which



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subsequently becomes generally known or available by publication, general use, or otherwise; (ii) was known by the receiving party prior to the time of disclosure as showed by the receiving party's files and records immediately prior to the time of disclosure; (iii) is furnished by the disclosing party to third parties without restriction on disclosure; (iv) is subsequently rightfully furnished to the receiving party by a third party without restriction on disclosure; or (v) is independently developed by the receiving party as demonstrated by such party's files and records created contemporaneously with such developments, provided that the person or persons developing same have not had access to the proprietary information.

               (c) Return of Confidential Information. Each party agrees to return or destroy any and all confidential information to the disclosing party upon the disclosing party's request. However, the disclosing party acknowledges and understands that upon such return or destruction the receiving party is relieved from fulfilling those, and only those, obligations that required the use of the returned confidential information. Information marked with "returnable" shall not be destroyed.

        9. Indemnification.

               (a) Intellectual Property Indemnity. Each party hereto represents that it has the sufficient right, title and interest in its Licensed Technology to enter into this Agreement and to grant the license rights as stated in
Section 2 above. Each party (the "Indemnifying Party") agrees, at its own expense, to defend the other party (the "Indemnified Party") and hold the Indemnified Party harmless against any suit, claim, or proceeding brought against the Indemnified Party alleging that any use, distribution or any other exercise of the rights of the Indemnified Party or its customers of the Indemnifying Party's Licensed Technology infringes any copyright or trademark or any trade secrets of any third parties, provided that the Indemnified Party (i) promptly notifies the Indemnifying Party in writing of any such suit, claim or proceeding; (ii) allows the Indemnifying Party to defend, settle or otherwise dispose of such suit or proceeding and, at its expense, to direct the defense of such suit, claim, or proceeding; (iii) gives the Indemnifying Party sole authority, full information and assistance necessary to defend such suit, claim, or proceeding; and, (iv) does not enter into any settlement of any such suit, claim or proceeding without the Indemnifying Party's written consent. This obligation will not cover (A) any claim that any of the Indemnifying Party's Licensed Technology infringes any third party's rights as used solely in combination with products or technology not supplied by Indemnifying Party, if that claim could have been avoided by the use of the Product in combination with such other products or technology; (B) any claim that arises out of the use of software, hardware or other technology supplied by the Indemnified Party or its representatives, sublicensees or resellers.

               (b) Remedies. Following written notice of a suit, claim or proceeding or a threat of suit, claim or proceeding requiring said indemnification, or in the event the Indemnifying Party desires to minimize its liabilities hereunder, the Indemnifying Party shall have the right, at its sole discretion, to either (i) substitute a full equivalent, noninfringing technology; (ii) modify the infringing technology so that it no longer infringes but remains functionally equivalent; or (iii) obtain for the Indemnified Party at the Indemnifying Party's


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expense the right to continue the use of such technology. THE FOREGOING STATES
THE ENTIRE LIABILITY OF EACH PARTY FOR PATENT, COPYRIGHT OR PROPRIETARY RIGHTS INFRINGEMENT.

               (c) General Indemnity. The Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from any claims, suits, or proceedings including without limitation the payment of the Indemnified Party's reasonable attorney's fees incurred in connection therewith, made or brought against the Indemnified Party as a result of the negligence, misrepresentation, misconduct or error or omission on the part of the Indemnifying Party or its representatives, sublicensees or resellers.

        10. Disclaimer of Warranties. OTHER THAN AS EXPRESSLY SET FORTH ABOVE, EACH PARTY IS PROVIDING ITS LICENSED TECHNOLOGY "AS IS" AND WITHOUT ANY WARRANTY. EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES WITH RESPECT TO ITS LICENSED TECHNOLOGY, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        11. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF ITS PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THIS AGREEMENT EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. Both parties release the other from all obligation, liability, claims or demands in excess of the limitations provided in this Section 11.

        12. U.S. Government Restricted Rights. Each party's Licensed Technology is being provided to the other party with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions as set forth in
(c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software--Restricted Rights at 48 CFR 52.227-19, as applicable. Contractor/manufacturer in the case of the Simplex Licensed Technology is Simplex Solutions, Inc., 2540 N. First Street, Suite 302, San Jose, CA 95131, and in the case of the Terman Licensed Technology is Chris Terman, 60 Cedar Street, Newton Centre, MA 02159.

        13. Notices. All notices shall be sent to the address set forth in the introductory paragraph to this Agreement, or to such other address as one party notifies the other of in writing. All notices required under this Agreement shall be deemed given when sent by fax with subsequent confirmation, or mailed by certified mail, return receipt, postage prepaid; or courier service or equivalent.

        14. General Provisions.

               (a) Severability. If any term or provision of the Agreement shall be found to be illegal or unenforceable therein, this Agreement shall remain in full force and effect and such term or provision shall be deemed stricken and the parties will endeavor to substitute similar language that is as consistent as possible with the original intent.


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               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to that body of law controlling conflicts of law.

               (c) Entire Agreement: Amendment. This Agreement, including Exhibit A attached hereto, which is hereby incorporated by reference, represents the entire Agreement between the parties relating to it subject matter and supersedes all prior representations, discussions, negotiations and agreements, whether written or oral. No amendment to this Agreement shall be effective unless it is in writing, dated subsequent hereto, refers explicitly to this Agreement and is duly executed.

               (d) Waiver. No waiver will be implied from a party's conduct or failure to enforce its rights thereunder. No waiver will be effective unless in writing signed on behalf of the party against whom the waiver is asserted.

               (e) Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the ability to bind the other or to incur any obligation on its behalf.

               (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

               (g) Injunctive Relief. Since unauthorized use or transfer of a party's Licensed Technology and any information contained therein will diminish substantially the value to Simplex or Terman of their respective trade secrets and other proprietary rights that are the subject of this Agreement, each party shall, if the other party breaches any of its obligations with respect to limited use or confidentiality of the Licensed Technology, be entitled to obtain equitable relief in addition to money damages to protect its interests therein, including but not limited to injunctive relief. Each party's rights and remedies as set forth in this Agreement are not exclusive, and are in addition to any other rights and remedies provided by law.

        IN WITNESS WHEREOF, the parties have executed this Cross-License Agreement as of the date first written above.

SIMPLEX SOLUTIONS, INC.                  CHRIS TERMAN

By:   [SIGNATURE]                        By: /s/ CHRIS TERMAN
   ---------------------------------        ------------------------------------

Title:   Vice President
      ------------------------------


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                                   EXHIBIT A
                                  TERMAN CODE

[*]



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.